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EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Camtek Ltd. On Form F-1 of our report dated February 18, 2004, relating to the consolidated financial statements as at and for the year ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Goldstein Sabo Tevet
Certified Public Accountants (Isr.)
Tel Aviv, Israel
March 1, 2004

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INDEPENDENT AUDITORS' CONSENT